EXHIBIT 3.4

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

OF

GRIZZLY MERGER SUB 1, LLC

This Operating Agreement (the “Agreement”) is made as of this 4th day of August, 2020, by Liberty Broadband Corporation, as the sole member (the “Member”) of Grizzly Merger Sub 1, LLC (the “Company”), to set forth provisions for the administration and regulation of the affairs of the Company:

1.             Formation.

The Company was formed on August 4, 2020, by the filing of a Certificate of Formation with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (the “Act”) by an authorized person on behalf of the Member, and by the execution of this Agreement.

2.             Company Name.

The business of the Company will be conducted under the name “Grizzly Merger Sub 1, LLC” or any other name or tradename determined by the Manager in accordance with applicable law.

3.             Office and Agent.

The registered office of the Company in Delaware will be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and its registered agent will be Corporation Service Company.

4.             Term.

The Company will be effective from the date its Certificate of Formation was filed with the Delaware Secretary of State and will continue in perpetuity, unless and until a dissolution occurs and a Certificate of Cancellation is filed with the Delaware Secretary of State. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware.

5.             Member.

The Member is hereby admitted as a member of the Company upon its execution and delivery of this Agreement. The name and the business residence or mailing address of the Member is as follows:

Liberty Broadband Corporation       12300 Liberty Boulevard

Englewood, CO 80112

6.             Purpose.

The Company may engage in any lawful business, subject to any provisions of law governing or regulating such business.

7.             Ownership Interest.

An ownership interest (“Ownership Interest”) in the Company includes the holder's limited liability company interest in the Company (including the rights to share profits, losses and distributions), and holder’s rights to vote or consent with respect to any action subject to member approval, as well as all obligations imposed upon a member under the Act or this Agreement. The Member holds 100% of the Ownership Interests in the Company.

8.             Transferees.

The Member may freely transfer all or any part of such Member's Ownership Interest. The transferee will, without further act, succeed to all of the benefits and burdens of such Ownership Interest as a Member (to the extent of the interest transferred). Each transferee of an Ownership Interest becomes admitted to the Company as a member under the Act. If, after the transfer, there are two or more Members, (a) any decision by the Company will be made by Members owning a majority of the Ownership Interests, (b) any profits or losses will be allocated, and any distribution will be made, to the Members in proportion to their Ownership Interests, and (c) any reference in this Agreement to the Member will be deemed to be a reference to the Members.

9.             Powers.

The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business.

10.          Management.

a.                   Manager. Subject to Section 10(e) below, all management rights and powers are vested in the Member, who is the “manager” for purposes of the Act (the “Manager”). If the Member is the only member of the Company at the time that it transfers all of its Ownership Interest to a single transferee, the transferee will be the Manager. The Manager is an agent of the Company for the purpose of its business. The act of the Manager binds the Company. No third party dealing with the Company will be required to ascertain whether the Manager is acting within the scope of the Manager's authority.

b.                  Appointment of Officers. The Manager may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, including, to the extent applicable, the power to bind the Company. Any delegation pursuant to this Section may be revoked at any time by the Manager. The initial officers of the Company will be as set forth on Exhibit A hereto.

c.                   Duties of Officers. The Officers will take all actions which are necessary and appropriate to conduct the day-to-day operations of the Company’s business subject to the supervision of the Manager. Any Officer may be removed by the Manager at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer shall not, of itself, create contract rights.

d.                  Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Manager, each of the President, any Vice President and the Secretary, and such attorneys or agents of the Company as may be from time to time authorized by the Manager or the President, shall have full power and authority on behalf of this Company to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Company may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Company, as the owner or holder thereof, might have possessed and exercised if present. Each of the President, any Vice President the Secretary, and such attorneys or agents may also execute and deliver on behalf of the Company powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Company.

e.                   Merger. Notwithstanding the management rights and powers vested in the Manager in Section 10.a. above, the approval of any agreement of merger or consummation of a merger by the Company shall be approved in accordance with the provisions set forth in Section 18-209(b) of the Act.

11.           Authority.

The Manager and each Officer is an agent of the Company for the purpose of its business. The act of the Manager or any Officer binds the Company, including acts for apparently carrying on in the usual way the business of the Company. No third party dealing with the Company will be required to ascertain whether the Manager or an Officer is acting within the scope of the Manager’s or Officer’s authority.

12.          Indemnification.

a.                   General. The Company shall indemnify the Member, the Manager, each Officer, any former members, managers, officers or directors of the Company or any predecessor to the Company or any former members, managers, officers or directors of any business entity that has merged with and into the Company (each such entity, a “Merged Entity”) and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company or any predecessors to the Company, to the fullest extent permitted by the laws of the State of Delaware as now or hereafter in effect. To the fullest extent permitted by the laws of the State of Delaware, as now or hereafter in effect, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was the Member, the Manager, an Officer, or a former member, manager, officer or director of the Company or any predecessor to the Company or any Merged Entity, or is or was serving in any capacity at the request of the Company, or a predecessor to the Company or any Merged Entity, for any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprises (an “Other Entity”), against all liability and loss suffered and any judgments, fines, penalties, excise taxes, settlement costs, charges and any other expenses (including attorneys’ fees). Persons who are not the Member, the Manager, an Officer or a former member, manager, officer or director of the Company or any predecessor to the Company or any Merged Entity may be similarly indemnified in respect of service to the Company or to an Other Entity at the request of the Company, or a predecessor to the Company, to the extent the Manager at any time specifies that such persons are entitled to the benefits of this section. Except as otherwise provided in Section 12(a) or Section 12(c), the Company shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Manager.

b.                  Advancement of Expenses. The Company shall, from time to time, reimburse or advance to the Member, the Manager, an Officer or a former member, manager, officer or director of the Company or any predecessor to the Company, or any former member, manager, officer or director of a Merged Entity or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any proceeding in advance of the final disposition of such proceeding; provided, however, that, such expenses incurred by or on behalf of the Member, the Manager, Officer or any former member, manager, officer or director of the Company or any predecessor to the Company or a former member, manager, officer or director of a Merged Entity or other person may be paid in advance of the final disposition of a proceeding only upon receipt by the Company of an undertaking, by or on behalf of the Manager or such Officer or other person, to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Member, the Manager, such Officer, or former member, manager, officer or director of any predecessor to the Company or any former member, manager, officer or director of a Merged Entity or other person is not entitled to be indemnified for such expenses.

Except as otherwise provided in Section 12(c) hereof, the Company shall be required to reimburse or advance expenses incurred by a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Manager.

c.                   Claims. If a claim for indemnification or advancement of expenses under this Section 12 is not paid in full within sixty (60) calendar days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Company, the person may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Company shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.

d.                  Amendment, Modification or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Section 12 shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 12(a) hereof in respect of any act or omission occurring prior to the time of such amendment, modification or repeal; provided, that, notwithstanding anything set forth herein to the contrary, except as required by law, no amendment, modification or repeal of this Section 12 or Section 19 shall be made for the six (6) year period following the effectiveness of the Upstream Merger (as defined in the Agreement and Plan of Merger to be entered into between the Company, Member, GCI Liberty, Inc. and Grizzly Merger Sub 2, Inc.).

13.          Capital Contributions.

The Member transferred the property described on Exhibit B as its initial capital contribution to the Company. No additional contribution of capital will be required from the Member unless otherwise required by law. The Member has no obligation to restore a deficit capital account at any time (whether upon liquidation or otherwise).

14.          Capital Accounts.

The Company will maintain a capital account for the Member. Credits and charges to capital accounts will be made in accordance with the Company's accounting method.

15.          Profits and Losses.

For each fiscal year of the Company, profits or losses of the Company will be an amount equal to the Company's income or loss determined in accordance with the Company's accounting method. Any such profits or losses (including items of income, gain, loss and deduction for each fiscal year) will be allocated to the Member.

16.          Cash Reserves.

The Manager may establish and maintain reasonable cash reserves for operating expenses (other than depreciation, amortization or similar non-cash allowances), reinvestments, capital improvements and debt service. The amount of such reserves will be as the Manager may determine.

17.          Distributions.

Distributions of cash or other property to the Member will be made as the Manager may determine. Distributions may be made out of profits (either current or accumulated) or capital, or both.

18.           Distribution Limitation.

Notwithstanding any other provision of this Agreement, the Company will not make any distribution to the Member if, after giving effect to the distribution, the liabilities of the Company (other than liabilities to the Member on account of its Ownership Interest) would exceed the fair value of the Company's assets or if such distribution would violate the Act. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will for this purpose be included in assets only to the extent that the property's fair value exceeds its associated liability, and such liability will be excluded from the Company's liabilities.

19.           Limited Liability.

To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, neither the Member, the Manager, an Officer nor any former member, manager, officer or director of the Company or any predecessor to the Company or any former member, manager, officer or director of any Merged Entity will be liable to the Company or any other person or entity for monetary damages for breach of fiduciary duty. Any repeal or modification of this Section 19 will be prospective only and will not adversely affect any limitation, right or protection of the Member, the Manager or of any former member, manager, officer or director of the Company or any predecessor to the Company existing at the time of such repeal or modification.

20.           Action Without a Meeting.

Any action required or permitted under the Act to be taken at a meeting of members or managers may be taken without a meeting if the action is evidenced by the written consent describing the action taken, signed by the Member or Manager, as applicable.

21.          Fiscal Year.

For income tax and accounting purposes, the fiscal year of the Company will be the same as that of the Member (unless otherwise required by the Internal Revenue Code (the “Code”)).

22.          Accounting Method.

For income tax and accounting purposes, the Company will use the same accounting method as the Member (unless otherwise required by the Code).

23.          Books and Records.

The Company will keep, at its principal office in Colorado, all records required by the Act. Such records will be available for inspection and copying by the Member, at its expense, during ordinary business hours. In addition, the Member will be entitled to such information and accounting with respect to the Company as provided in the Act.

24.           Banking.

The Company may establish one or more bank or financial accounts and safe deposit boxes. The Manager may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Manager deems advisable.

25.          Dissolution.

Dissolution of the Company will occur only upon the written consent of the Member or as otherwise provided by law. Notwithstanding the foregoing, if the Member is the only member at the time that it transfers all of its Ownership Interest in the Company, the transferee will be deemed to have been admitted and substituted as the Member and will be deemed to have elected to continue the business of the Company. Upon dissolution of the Company and the completion of the winding up of its business and the distribution of its assets, the Company will file a Certificate of Cancellation with the Delaware Secretary of State. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business. Notwithstanding any other provision of this Agreement, the bankruptcy (as defined in the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

26.          Liquidation.

Upon dissolution of the Company, the Manager will immediately proceed to wind up the business of the Company and liquidate. Until the filing of a Certificate of Cancellation, the Manager may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make distributions in liquidation of the Company.

27.          Priority of Payment.

The assets of the Company will be distributed in liquidation of the Company in the following order: (a) first, to creditors by the payment or provisions for payment of the debts and liabilities of the Company, and the expenses of liquidation, (b) second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company, and (c) third, the balance of the Company's assets to the Member.

28.          Binding Effect.

This Agreement is binding upon, and inures to the benefit of, the Member and its successors and assigns.

29.          Terms.

Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural include the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense.

30.           Governing Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. Any conflict (or apparent conflict) between this Agreement and the Act will be resolved in favor of this Agreement except as otherwise required by the Act. Any matter not specifically covered by this Agreement will be determined as provided in the Act.

[Signature Page Follows.]

The undersigned, in its capacity as Member and as Manager, has signed this Limited Liability Company Operating Agreement of Grizzly Merger Sub 1, LLC to be effective as of the date of the filing of the Certificate of Formation of the Company, notwithstanding the actual date of signing.

Dated: August 4, 2020

Liberty Broadband Corporation

By:	/s/ Renee L. Wilm
Renee L. Wilm
Chief Legal Officer

List of Omitted Exhibits

The following exhibits to the Limited Liability Company Agreement of the Surviving Company have not been provided herein:

Exhibit A. List of Initial Officers

Exhibit B. Initial Capital Contribution

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.